UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2026

NU RIDE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, 19th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 202-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2026, Nu Ride Inc. (the “Company”) entered into a Loan and Security Agreement with Foxpoint Florida II, LLC (“Borrower”) and certain other lenders party thereto (the “LSA”), pursuant to which the Company loaned Borrower $5.5 million (out of aggregate loan proceeds of $7.5 million) to finance the acquisition by Borrower of certain billboard leasehold assets, including structures and permits, in Florida (the “Loan”). The Loan is secured by a first priority lien on substantially all the assets of Borrower, as well as a pledge of all equity interests in Borrower held by its owner, and bears interest at 15% per annum, payable monthly in cash, with payment in full of principal and accrued interest on January 23, 2029, and contains representations and warranties, covenants, events of default and conditions customary for loans of this type. Additionally, the Company will receive equity interests in Borrower representing approximately 29.3% of the aggregate equity interests (out of aggregate equity interests issued to Lenders representing 40%), subject to reduction to an aggregate of 30% if the Loan is repaid in full on or prior to the second anniversary of closing, and 20% if the Loan is repaid in full on or prior to the first anniversary of closing.

Item 8.01	Other Events.

On December 30, 2025, the Company entered into a Funding Agreement and Secured Promissory Note with Foxpoint Florida, LLC (“FP I”, and such documents, the “Loan Documents”), pursuant to which the Company loaned FP I $2.125 million to finance the acquisition by FP I of certain billboard leasehold assets in Florida (the “FP I Loan”). The FP I Loan is secured by substantially the same type of collateral and has substantially the same terms as the Loan described in Item 1.01 above, including 40% of the equity interests in FP I, subject to potential reduction upon prepayment of the FP I Loan as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU RIDE INC.

	By:	/s/ Alexander Matina
	Name:	Alexander Matina
Date: January 23, 2026	Title:	Chief Executive Officer